                                                                    EXHIBIT 10.1

             INTELLECTUAL PROPERTY AND TECHNOLOGY PURCHASE AGREEMENT

     This Intellectual Property and Technology Purchase Agreement dated as of
August 6, 2008 (the "AGREEMENT") by and among PLAYTECH SOFTWARE LIMITED, a company incorporated under the laws of the British Virgin Islands under number
1030187 the registered office of which is at Trident Chambers, PO Box 146, Road
Town, Tortola, British Virgin Islands ("BUYER") and MIXTV LTD., a company incorporated under the laws of Israel, number 513552950, the principal place of business of which is at Kiryat Atidim, Bldg 2, Tel Aviv 61580, Israel
("SELLER").

WHEREAS, Seller is engaged in providing an end-to-end solution for Mass
Multi-Player broadcast games and interactive gaming TV shows on Terrestrial,
Digital, Cable, DBS and the WEB (the "BUSINESS"); and

WHEREAS, Seller owns the Purchased Assets (as hereinafter defined), and Buyer desires to acquire from Seller, and Seller desires to assign to Buyer, all its right, title and interest in such Purchased Assets upon the terms and subject to the conditions hereinafter set forth; and

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, Seller and Buyer hereby agree as follows:

1.   DEFINITIONS

     The following terms, as used herein, have the following meanings:

     1.1. "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person.

     1.2. "ANCILLARY AGREEMENTS" means any and all assignment and transfer documents and agreements which Buyer may request that Seller and its personnel shall execute and deliver, in addition to this Agreement, all as required to give effect to the transactions contemplated hereby.

     1.3. "BANKRUPTCY EVENT" means any of the following events (i) Seller shall admit in writing its inability to pay its debts as they fall due; (ii)
          shall become insolvent; (iii) shall apply for or consent to the appointment of any liquidator, receiver, trustee or administrator for all or a substantial part of its business, properties, assets or revenues; (iv) a liquidator, receiver, trustee or administrator shall be appointed for Seller; (v) Seller shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, arrangement, readjustment of debt, dissolution, liquidation or similar executory or judicial proceeding; (vi) a bankruptcy, arrangement, readjustment of debt, dissolution, liquidation or similar executory or judicial proceeding shall be instituted against Seller; or (vii)
          Seller shall call a creditors' meeting for the purpose of entering into an arrangement with them.

     1.4. "CONFIDENTIAL INFORMATION" means any proprietary information relating to the subject matter of this Agreement, including but not limited to the Purchased Assets, all copies thereof, and all Intellectual
          Property in the Purchased Assets, all designs, concepts, customers, franchise, performance, structure, scientific, technical, algorithmic, price, financial, and marketing information whether in written, physical, digitalized, oral or visual form.

     1.5. "ESCROW AGENT" means Abramovich Trust Company Ltd.

     1.6. "GOVERNMENTAL AGENCY" means any local, regional, state, foreign or other governmental agency, instrumentality, commission, authority, board or body.

     1.7. "INTELLECTUAL PROPERTY" means and includes all of the following: (A)
          United States and foreign patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility, model, certificate of invention and design patents, design patent applications,
          registrations and applications for registrations, (B) copyrights and registrations and applications for registration thereof, (C) computer software, programs, flow charts, programmers' notes, data and documentation, (D) technology, trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, designs, prototypes, enhancements, improvements, works-in-progress, research and development information, and (E) other proprietary rights relating to any of the foregoing
          (including without limitation remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions).

     1.8. "JV" means the company jointly owned by Win Gaming Media Inc. (a
          Seller Affiliate) and Two-Way Media Ltd.

     1.9. "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any trust, any filing or agreement to grant, deposit or file a pledge or financing statement as debtor under applicable law, or any subordination arrangement in favor of another Person.

     1.10. "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets, operations, financial condition, results of operations or prospects of a Person.

     1.11. "PERSON" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     1.12. "PURCHASED ASSETS" means, collectively, all of the computer servers and hardware used by Seller for the Business and all Intellectual
          Property of Seller on the date hereof, and without limiting the generality of the aforesaid - as described in SCHEDULE 1.12 hereto, including: (i) all of Seller's rights, title and interest in and to the copyrights, copyright registrations, proprietary processes, trade secrets, license rights, specifications, technical manuals and data, drawings, inventions, designs, patents, patent applications, trade names, trademarks, service marks, domain names, URL's, product information and data, know-how and development work-in-progress, software, and other intellectual or intangible property embodied in or pertaining to the Business, whether pending, applied for or issued, whether filed in the United States or in other countries; (ii) all things and intangible assets authored, discovered, developed, made, perfected, improved, designed, engineered, acquired, produced, conceived or first reduced to practice by Seller or any of its employees or agents that are used by Seller in the conduct of the
          Business or developed by Seller for use in the Business, in any stage of development, including, without limitation, modifications, enhancements, designs, concepts, techniques, methods, ideas, flow charts, coding sheets, notes and all other information relating to the
          Business; (iii) any and all design and code documentation, all application programmer interface documentation in printed and electronic format, methodologies, processes, trade secrets, copyrights, design information, product information, technology, formulae, routines, engineering specifications, technical manuals and data, drawings, inventions, know-how, techniques, engineering work papers, and notes, development work-in-process, and other proprietary information and materials of any kind used in or derived from all of the above; and (iv) all consents, licenses, marketing rights, grants, permits, authorizations and approvals by any Governmental Agency or any other Person, relating to such Intellectual Property.

                                     - 2 -

2.   TRANSFER AND SALE OF PURCHASED ASSETS

     2.1. TRANSFER AND SALE. Upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase from Seller and Seller agrees to sell, transfer, assign and deliver to Buyer at the Closing (as defined below), free and clear of all Liens, all right, title and interest in and to the Purchased Assets.

     2.2. EXCLUDED ASSETS. Except for the Purchased Assets, no other assets of
          Seller shall be transferred, assigned or purchased pursuant to this
          Agreement.

     2.3. NO ASSUMPTION OF LIABILITIES. Notwithstanding any provision in this
          Agreement or any other writing to the contrary, Buyer is not assuming any liability or obligation of Seller or any predecessor owner of all or part of its business, assets or intellectual property, including the Purchased Assets, of whatever nature, whether presently in existence or arising or asserted hereafter, contingent or absolute, whether or not known at the date hereof. All such liabilities and obligations shall be retained by and remain the obligations and liabilities of Seller.

3.   PURCHASE PRICE; ESCROW AND RELEASE FROM ESCROW

     3.1. In consideration of the acquisition of the Purchased Assets under
          Section 2.1, Buyer agrees to pay to the Seller, subject to the provisions below, the total amount of $1,750,000 (one million seven hundred and fifty thousand US dollars) (the "PURCHASE PRICE"). For the avoidance of doubt, the Purchase Price is the full and final consideration to be paid by the Buyer to the Seller, and such consideration includes any and all taxes (including VAT if applicable), duties and other mandatory payments applicable to this transaction, and, without limiting the generality of the aforesaid, including in Israel.

     3.2. Notwithstanding the above, at the Closing the amount of $1,250,000
          (one million two hundred and fifty thousand US dollars) out of the
          Purchase Price shall be transferred to the Seller (the "CLOSING
          AMOUNT"), and the remaining amount of $500,000 (five hundred thousand
          US dollars) out of the Purchase Price (the "ESCROW AMOUNT") shall be transferred to the Escrow Agent and deposited in escrow (the "ESCROW")
          in accordance with the provisions of this Agreement and the provisions of the Escrow Agreement attached hereto as SCHEDULE 3.2 (the "ESCROW
          AGREEMENT").

     3.3. The Escrow Amount shall remain in escrow until the lapse of 3 months from the Closing (the "ESCROW PERIOD"). The Escrow Amount held in
          Escrow shall be used to satisfy, to the extent possible, any loss, liability, deficiency, damage, expense or cost (including reasonable legal expenses), whether or not actually incurred or paid
          (collectively "LOSSES"), which Buyer, its subsidiaries, and each of their respective officers, directors, employees, agents and shareholders ("PROTECTED PARTIES") may suffer, sustain or become subject to, as a result of (i) any misrepresentation or breach of warranties of Seller contained in this Agreement, the Ancillary
          Agreements or in any exhibits, schedules, certificates or other documents delivered or to be delivered by or on behalf of Seller, pursuant to the terms of this Agreement or otherwise referenced or incorporated in this Agreement (collectively, the "RELATED
          DOCUMENTS"), (ii) any breach of, or failure to perform, any covenant or agreement of Seller contained in this Agreement or any of the
          Related Documents, including the full and complete transfer and assignment of the Purchased Assets to Buyer, (iii) if Buyer or any
          Protected Party is made a defendant in or party to any action or proceeding, judicial or administrative, instituted by any third party
          - also for the liability and the costs and expenses arising out of such actions or proceedings, or (iv) any amount due to Buyer pursuant to this Agreement.

     3.4. Buyer shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement, the amounts required to be deducted and withheld under any provision of local or foreign tax law, with respect to the making of such payment. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the party in respect of whom such deduction and withholding was made.

                                     - 3 -

4.   LICENSE; SUPPORT AND MAINTENANCE

     In addition to the provisions above, Seller and Buyer (or an Affiliate of
     Seller) shall enter into a Software License Agreement in the form of
     SCHEDULE 4 hereto, by which Buyer grants Seller (or its Affiliate) a non-exclusive license to use the software products included in the
     Purchased Assets for the sole purpose of providing services to the JV, and which contains also support and maintenance provisions and other terms and conditions as set forth therein (the "LICENSE AGREEMENT").

5.   TRANSFER OF EMPLOYEES

     5.1. Effective on the Closing Date, Seller shall terminate the employment of the employees of Seller listed on SCHEDULE 5.1 ("EMPLOYEES").
          Seller shall pay all amounts due to the Employees, or due to any third party (including without limitation tax and national insurance authorities, insurance companies and pension, supplementary education and other provident funds) in respect of the Employees, by law, custom, collective agreement or otherwise under contract, including without limitation settlements, wages, benefits, severance payments, arrears of salary, vacation pay, recreation pay, contributions and other remuneration and payments earned or accrued by or due to or in respect of the Employees in connection with the period ending on the
          Closing Date or due to or in respect of the Employees as a consequence of termination of their employment by Seller.

     5.2. Seller will release and transfer to the Employees all amounts accrued in their favor in pension funds or managers insurance policies or supplementary education funds or other provident funds. For Employees hired by Buyer, Seller may transfer the said amounts, for the benefit of each Employee, to the name of Buyer and advise Buyer which action has been taken.

     5.3. Prior to Closing Date, Seller and Buyer shall notify each Employee selected by Buyer at its discretion of the intention of Buyer to offer employment to such Employee immediately following his or her dismissal in accordance herewith. Notices of dismissal by Seller and the offer of employment by Buyer shall be coordinated between the parties.

     5.4. Without derogating from the preceding Section 5.1, Seller shall be solely liable to Employees for any employer liability arising, whenever arising, from a cause of action created prior to the Closing
          Date or in connection with any such Employee's employment with Seller or the termination thereof by Seller (including, without limitation, the liabilities referred to in Section 5.1), and will indemnify and hold Buyer harmless from and against any such employee claim. Without derogating from the foregoing, it is agreed that if any claims are made by Employees against Buyer at any time with respect to additional payments relating to or arising in connection with their employment with Seller or the termination of their employment by Seller, such as, without limitation, additional severance relating to the period of employment by Seller which is caused by a raise in the salary of such employee by Buyer at any time, Seller shall be solely responsible for settlement of such claims or, at Buyer's option, for reimbursement and indemnification of Buyer in respect of such claims.

     5.5. Nothing herein shall impose any duty or obligation on Buyer to make any employment offer to any Employee or in connection with the terms and conditions of such offers, or otherwise in connection with any
          Employees or with the termination of their employment with Seller.
          Buyer shall not be liable to Seller for any damages, losses or costs caused to or borne by Seller in connection with the Employees or the termination of their employment if the Closing shall not occur for any reason.

                                     - 4 -

6.   CLOSING

     The closing (the "CLOSING") of the transfer and assignment of the Purchased
     Assets to the Buyer shall take place at the offices of the Buyer on the date hereof, or at such other time as Buyer and Seller may agree, but in any event within 7 days after the date hereof. Such time and date of
     Closing are herein referred to as the "CLOSING DATE". At the Closing:

     6.1. Seller shall deliver to Buyer:

          6.1.1. a duly executed copy of resolutions of its Board of Directors and shareholders, in the forms attached in SCHEDULE 6.1.1A-B;

          6.1.2. all Purchased Assets, pursuant to Buyer's instructions, by providing all relevant documentation and files by CDs, diskettes or any other electronic means, and hard copies of the same, and including, among other things, all documents, data in tangible form and information related to the Purchased Assets, such as source codes, object codes, computer programs, flow charts and related materials, all as shall be required by Buyer, and Seller shall not keep any copies, summaries, or other documents or data in any form containing any of the Purchased Assets;

          6.1.3. possession of all computer servers and hardware and any other tangible assets included in the Purchased Assets;

          6.1.4. deeds, bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and
               assignment as the Buyer may reasonably request as necessary or appropriate to vest in Buyer all right, title and interest in, to and under the Purchased Assets, including, without limitation, duly executed copies of the Ancillary Agreements; and

          6.1.5. a compliance certificate in the form attached hereto as
               SCHEDULE 6.1.5, executed by the Seller's Directors.

     6.2. Seller, Buyer and the Escrow Agent shall execute and deliver the
          Escrow Agreement.

     6.3. Buyer shall transfer the Closing Amount to Seller and the Escrow
          Amount to the Escrow Agent, subject to applicable withholding requirements.

     6.4. Seller and Buyer shall execute and deliver the License Agreement.

7.   CONDITIONS TO CLOSING

     7.1. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of Buyer and Seller to consummate the Closing are subject to the satisfaction, or waiver by each of Buyer and Seller respectively, of the following conditions:

          7.1.1. No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any
               Person before any court, arbitrator or Governmental Agency and be pending.

          7.1.2. No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit or
               materially alter the consummation of the Closing.

     7.2. CONDITIONS TO OBLIGATIONS OF BUYER. The obligation of Buyer to consummate the Closing is subject to the satisfaction or waiver by
          Buyer of the following further conditions:

          7.2.1. Seller shall have performed all of its obligations hereunder required to be performed on or prior to the Closing Date, and the representations and warranties of Seller contained in this
               Agreement or any Ancillary Agreement at the time of their
               execution and delivery and in any agreement, document,
               certificate or other writing delivered by Seller pursuant hereto shall be true at and as of the Closing Date, as if made at and as of such date.

          7.2.2. No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining the effective operation or use by
               Buyer of the Purchased Assets on or after the Closing Date.

                                     - 5 -

          7.2.3. Buyer shall have received the closing documents listed in
               Section 6 above duly signed, and any others that it may
               reasonably request, all in form and substance reasonably
               satisfactory to Buyer.

          7.2.4. Between the date of this Agreement and the Closing Date, there shall not have occurred any change with respect to the business, assets, properties, condition (financial or otherwise), results of operations or prospects of Seller which would result in or would be reasonably likely to have a Material Adverse Effect.

          7.2.5. The Key Employee(s) identified as such on Schedule 5.1 shall have accepted employment with Buyer and shall have executed new employment agreements with Buyer.

     7.3. CONDITIONS TO OBLIGATION OF SELLER. The obligation of Seller to consummate the Closing is subject to the satisfaction or waiver by
          Seller of the following further conditions:

          7.3.1. Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, and the representations and warranties of
               Buyer contained in this Agreement at the time of its execution and delivery and in any certificate or other writing delivered by
               Buyer pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such date.

          7.3.2. Seller shall have received the closing documents listed in
               Section 6 above duly signed, and any other documents that are reasonably required hereunder, all in form and substance
               reasonably satisfactory to Seller.

8.   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer that on the Closing Date:

     8.1. CORPORATE EXISTENCE AND POWER. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of
          Israel, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     8.2. AUTHORIZATION; EXECUTION AND DELIVERY; NO VIOLATION. The execution, delivery and performance of this Agreement and each of the Ancillary
          Agreements entered into in connection with the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement and each of the Ancillary Agreements entered into in connection with the transactions contemplated hereby have been duly executed and delivered by Seller, constitute the valid and binding obligations of Seller, and are enforceable in accordance with their respective terms. The execution, delivery and performance of this Agreement and each of the
          Ancillary Agreements entered into in connection with the transactions contemplated hereby by Seller do not and will not violate, conflict with, result in a breach of or constitute a default under or result in the creation of any Lien under (a) the Memorandum or Articles of
          Association of the Seller, as amended to date, (b) any agreement, contract, license, instrument, lease or other obligation to which the
          Seller is a party or by which it is bound, (c) any judgment, order, decree, ruling or injunction or (d) any statute, law, regulation or rule of any Governmental Agency applicable to Seller or by which any of its properties or assets or business may be bound.

                                     - 6 -

     8.3. CONSENTS AND APPROVALS. No registration or filings with, notices to, or consent, approval, permit, authorization or action of, any third party (including any Governmental Agency or other Person) is required in connection with the execution and delivery by Seller of this
          Agreement, the Ancillary Agreements or any other agreement, document and instrument to be executed and delivered by Seller pursuant hereto or in connection with the consummation of the transactions contemplated hereby or thereby.

     8.4. TAXES. There are no unpaid taxes, assessments or public charges of any type or nature whatsoever, due or payable to any state or local government or agency (including, without limitation, any income, social security, unemployment insurance, worker's compensation premiums, withholding, sales, use, excise, franchise and other taxes and charges, any deposits required to be made with respect thereto, and all penalties and interest charges thereon) which are or could become a Lien or charge against or otherwise affect any of the
          Purchased Assets.

     8.5. LITIGATION. There are no actions, suits, proceedings, citations of any
          Governmental Authority, claims or investigations instituted and pending, or threatened against or affecting the Seller and involving the Purchased Assets. There is no unsatisfied judgment against Seller which is or could become a Lien upon or affect the Purchased Assets.
          Seller has no knowledge of any litigation presently pending in a court or other proceeding or governmental action (including those of any taxing authorities) nor has Seller received any service of process for any complaint, temporary restraining order or preliminary or permanent injunction or other notice whatsoever with respect thereto, that could prohibit or interfere with the conveyance by Seller to Buyer of the
          Purchased Assets.

     8.6. ABSENCE OF UNDISCLOSED LIABILITIES. To Seller's best knowledge, Seller has no liabilities, claims, or obligations of any nature, whether accrued, absolute, contingent, anticipated, or otherwise, whether due or to become due, that Seller cannot pay when due.

     8.7. ASSUMPTIONS OR GUARANTIES OF INDEBTEDNESS OF OTHER PERSONS. Seller has
          not assumed, guaranteed, endorsed or otherwise become directly or contingently liable for (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise to invest in the debtor or otherwise to assure the creditor against loss) any indebtedness of any other Person.

     8.8. INTELLECTUAL PROPERTY

          8.8.1. SCHEDULE 1.12 fully, completely and accurately reflects all of the Intellectual Property held by Seller on the date hereof, and no Intellectual Property shall remain with Seller after the
               Closing.

          8.8.2. Seller is the true, lawful, and sole and exclusive owner of all of the Purchased Assets, and has valid and marketable title to all of the Purchased Assets, free and clear of all Liens. Seller has the absolute and unconditional right, power, authority and capacity to sell, transfer, assign, convey and deliver the
               Purchased Assets to Buyer free and clear of all Liens. The
               Purchased Assets are delivered, sold, assigned and transferred to
               Buyer free and clear of all Liens.

          8.8.3. The Purchased Assets do not infringe, violate or conflict with any patent, copyright, trade secret or other Intellectual
               Property of another Person.

          8.8.4. No claims with respect to the Purchased Assets have been asserted or are threatened by any Person, including without limitation, (i) to the effect that the design, development, manufacture, sale, licensing or use of the Purchased Assets or any product as now used, sold or licensed or proposed for use, sale or license by the Seller infringes any copyright, patent, trade secret or other Intellectual Property right of any third party, ((ii) challenging the ownership, validity or effectiveness of any of the Purchased Assets, or (iii) that any Person other than the Seller has any ownership or economic interest in any of the Purchased Assets.

                                     - 7 -

          8.8.5. There is no outstanding order, judgment, decree or stipulation binding on Seller, and Seller is not a party to or bound by any agreement, restricting the transfer or sale of any of the
               Purchased Assets or the use thereof by Buyer after the Closing.

          8.8.6. To the best knowledge of Seller, there is no unauthorized use, infringement or misappropriation of any of the Purchased Assets by any third party, including any employee, former employee, consultant, distributor or customer of Seller.

          8.8.7. There are no outstanding options, licenses, or agreements of any kind relating to the Purchased Assets, nor is the Seller bound by or a party to any options, licenses or agreements of any kind with respect to any of the Purchased Assets or the
               Intellectual Property therein. The Seller has not granted to or assigned to any other Person any right to manufacture, have manufactured, assemble or sell products or proposed products of the Seller. Seller is not obligated, under contract or by law, to pay any compensation to any third party in respect of the use, transfer or sale of any portion of the Purchased Assets.

          8.8.8. None of the former or present employees, consultants, officers or directors of Seller or any distributor, reseller or customer of Seller, owns, directly or indirectly, or has any other right or interest in, or claim to, in whole or in part, any of the
               Purchased Assets.

          8.8.9. At no time during the conception of or reduction of any of the
               Purchased Assets to practice was any developer, inventor or other contributor to the Purchased Assets operating under any grants from any Governmental Agency, performing research sponsored by any Governmental Agency or private source or other obligation with any third party that in each case could adversely affect
               Seller's rights in the Purchased Assets.

          8.8.10. Seller has taken security measures to protect the
               confidentiality and value of all the Purchased Assets, which measures are reasonable and customary in the industry in which the Seller operates.

     8.9. COMPLIANCE WITH LAWS. The Seller has all requisite material licenses, permits and certificates from state and local authorities necessary to own, use and sell the Purchased Assets. The Seller is not in violation of, and is not under investigation with respect to, and has not been threatened to be charged with or given notice of any violation of, any law, regulation or ordinance relating to the Purchased Assets.

     8.10. CAPITALIZATION. The shareholders who executed the shareholders resolution delivered to Buyer at the Closing are the sole shareholders of the Seller, on a fully diluted basis. No other Person is entitled to any right to participate in any distribution of assets by the
          Seller in the event of the liquidation or dissolution of Seller.

     8.11. FINDERS. Seller has not retained any investment banker, broker, or finder in connection with the transactions contemplated by this
          Agreement.

     8.12. DISCLOSURE. Neither this Agreement nor any other agreement, document, certificate or written or oral statement furnished to Buyer or its counsel by or on behalf of Seller in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact within the knowledge of Seller or any of its executive officers which has not been disclosed herein or in writing by them to Buyer and which has a Material Adverse Effect, or in the future in their reasonable opinion may have a Material Adverse Effect on Buyer or the
          Purchased Assets.

                                     - 8 -

9.   REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warranties to Seller that:

     9.1. ORGANIZATION AND EXISTENCE. It is a company duly incorporated, validly existing and in good standing under the laws of the British Virgin
          Islands and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     9.2. CORPORATE AUTHORIZATION. The execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on its part. This Agreement and the Ancillary
          Agreements to which it is a party have been duly executed and delivered by it, constitute the valid and binding obligations of it, and are enforceable in accordance with their respective terms. The execution, delivery and performance of this Agreement and the
          Ancillary Agreements to which it is a party entered into in connection with the transactions contemplated hereby by it do not and will not violate, conflict with, result in a breach of or constitute a default under or result in the creation of any Lien under (a) its Memorandum and Articles of Association, as currently in effect, (b) any judgment, order, decree, ruling or injunction or (c) any statute, law, regulation or rule of any Governmental Agency applicable to it or by which any of its properties or assets or business may be bound.

     9.3. CONSENTS AND APPROVALS. No registration or filings with, notices to, or consent, approval, permit, authorization or action of, any third party (including any Governmental Agency or other Person) is required in connection with the execution and delivery by Buyer of this
          Agreement, the Ancillary Agreements or any other agreement, document and instrument to be executed and delivered by Buyer pursuant hereto or in connection herewith.

     9.4. DISCLOSURE OF INFORMATION. Without derogating from Seller's representations and warranties in this Agreement, Buyer acknowledges that it has received all the information it considered necessary or appropriate for deciding whether to purchase the Purchased Assets.
          Buyer further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the Purchased
          Assets.

10.  POST CLOSING COVENANTS

     10.1. NON-COMPETE; NON-SOLICITATION. Seller agrees that for a period of four (4) full years commencing from the Closing Date, neither it nor any of its Affiliates shall anywhere in the world: (i) participate, assist or otherwise be directly or indirectly involved or concerned, financially or otherwise, as a member, director, consultant, adviser, contractor, principal, agent, manager, beneficiary, partner, associate, trustee, financier or otherwise in any business or activity whose principal focus is on the development, marketing and sale or license of software products or other products or services related to the Business, except activities in connection with the JV; (ii)
          interfere or seek to interfere, directly or indirectly, with any relationship between Buyer and any client, customer, employee or supplier of the Business; or (iii) solicit for employment, or hire, any employee or consultant of Buyer. If the foregoing provision shall be held, for any reason, illegal or unenforceable in any respect, the scope of such provision shall be deemed narrowed down so as to make it legal and enforceable under applicable law, and in any event, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement. Seller acknowledges that Buyer may be irreparably harmed by any breach of this Section and that there would be no adequate remedy at law or in damages to compensate Buyer for any such breach. Seller agrees that Buyer shall be entitled to injunctive relief requiring specific performance by Seller of this Section, and
          Seller consents to the entry thereof.

          For the removal of doubt, nothing in this Agreement shall limit or be deemed to limit in any way, or create any restrictions on, Buyer's full and complete discretion and freedom in using and utilizing the
          Purchased Assets for any purpose, including for and in all platforms, products and markets, including without limitation the UK market.

                                     - 9 -

     10.2. LIABILITY TO CONTRACTORS. Buyer does not assume any obligation of
          Seller to any contractor which arose, or relates to any acts or omissions which occurred, on or prior to the date any such Person became a contractor of Buyer or its Affiliates, and Seller shall remain solely and exclusively responsible and liable therefor. The foregoing shall not derogate from any obligation of Buyer to Seller under this Agreement, including pursuant to Section 10.3.

     10.3. EMPLOYEES SERVICES. For a period of 18 months from the Closing Date,
          Buyer undertakes to make available to Seller or to Seller's Affiliate the services of the Employees, in accordance with the provisions of
          Schedule 4. Seller shall reimburse Buyer the costs of such services, calculated for each Employee as the percentage of the work time devoted by such Employee to the services each month, out of the
          Employee's monthly salary. Buyer shall issue a monthly invoice to
          Seller or to Seller's Affiliate for such services which shall be paid within 10 days. Seller shall be liable to Buyer, jointly and severally with Seller's Affiliate, if applicable, for the full payment of
          Buyer's invoices. Late payment of any invoice which is not rectified within 7 days of notice from Buyer shall cause the immediate and irrevocable termination of the services under this Section 10.3.
          Nothing herein shall impose any obligation on Buyer to offer employment to or to continue to employ any Employee.

11.  CONFIDENTIAL INFORMATION

     11.1. CONFIDENTIAL INFORMATION. Each party represents and warrants that it will: (i) hold Confidential Information in confidence and protect the
          Confidential Information to the same extent and by the same means it uses to protect the confidentiality of its own proprietary or confidential information that it does not wish to disclose and not less than reasonable means; (ii) not make any use of the Confidential
          Information, save as provided for under this Agreement; (iii) restrict disclosure of Confidential Information solely to those of its employees or consultants with a need to know, and will advise those of its employees and consultants to whom the Confidential Information is disclosed of their obligations under this Agreement with respect to the Confidential Information and shall be responsible and liable for any breach of confidentiality by such employees or consultants; (iv)
          return all Confidential Information made available hereunder, including copies thereof, to the disclosing party or will destroy the same (as certified to the disclosing party) at the earlier of the (x)
          first written request of the disclosing party; or (y) the termination or expiration of this Agreement for any reason whatsoever.

     11.2. EXCLUSION. The obligations of each party under this Agreement will not extend to any information that (i) becomes publicly known by publication or otherwise ceases to be secret or confidential through no act or omission of the receiving party; (ii) is acquired without a confidentiality undertaking by either party from a third party which was not, to the receiving party's best knowledge, under an obligation to the disclosing party not to disclose such information; (iii) has been approved for release by written authorization of the disclosing party; or (iv) has been disclosed pursuant to a duty under applicable law, provided however, that in such an event, as soon as practical after receiving the order or requirement of a court, administrative agency or other governmental body, the receiving party shall give the disclosing party a written notice of such order or requirement and in any event such notice shall be prior to disclosure of such information.

                                     - 10 -

12.  ADDITIONAL COVENANTS OF PARTIES

     12.1. EFFORTS; FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this
          Agreement. Each party agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Buyer good and marketable title to the
          Purchased Assets.

     12.2. CERTAIN FILINGS. Seller shall inform and assist Buyer (a) in determining whether any action by or in respect of, or filing with, any Governmental Agency is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

13.  MISCELLANEOUS

     13.1. ENTIRE AGREEMENT. This Agreement and the Ancillary Agreements
          constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof and thereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. None of this Agreement and the Ancillary
          Agreements, nor any provision hereof or thereof, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     13.2. AMENDMENTS; NO WAIVERS. Any provisions of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by Buyer and Seller. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     13.3. REMEDIES. Each party hereto shall indemnify, defend and hold harmless the other party from and against any direct losses, damages, claims, fines, penalties and expenses (including reasonable attorney's fees)
          that result from a party's breach of any representation or warranty herein contained.

     13.4. EXPENSES. Each Party shall bear its own respective costs and expenses related to this Agreement and the performance of its obligations hereunder, including all of its respective tax consequences.

     13.5. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this
          Agreement, including the representations and warranties herein, may not be assigned by any party other than (i) to an Affiliate; or (ii)
          to a successor in ownership of all or substantially all of the relevant assets of the assigning party, without the prior written consent of the other party, which consent may not be unreasonably withheld.

     13.6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of England. All matters relating to the validity, interpretation, implementation and enforcement of this
          Agreement, and the right, duties and obligations of the parties pursuant hereto, shall be submitted to a single agreed upon arbitrator in London, England, who shall be trained as a solicitor or barrister in England and conduct the proceedings in English. If the parties should fail to agree on the selection of an arbitrator within 14 days of the request for arbitration by any party, any party may apply to the Chairman of the Bar of England and Wales to make the appointment.
          The arbitrator shall conduct the proceedings in accordance with
          English substantive law but shall not be bound by procedural or evidentiary provisions of law. The aforesaid notwithstanding, in the event of any emergency a party may apply to the competent court for injunctive relief.

                                     - 11 -

     13.7. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Agreement, and, to that extent, the provisions of this Agreement are intended to be and shall be deemed severable.

     13.8. PUBLICITY. No party shall disclose or publish the existence of this
          Agreement or any of its terms without the prior written consent of the other party, which may be given in its sole discretion, except in connection with disclosures required of public companies by applicable securities laws, stock exchange regulations or otherwise.

     13.9. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     13.10. NOTICES. All notices, requests and other communications to a party hereunder shall be in writing and shall be sufficiently given if delivered in person, sent by reputable express overnight courier service, or transmitted by facsimile, and shall be given at the addresses set forth above, or at such other address for a party as shall be specified by like notice.

     13.11. ADVISE OF LEGAL COUNSEL. Each party acknowledges and represents that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation thereof.

     13.12. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

                  [remainder of page intentionally left blank]

                                     - 12 -

                  [Signature page to Asset Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have set their hands, and duly authorized this Agreement by their authorized officers as of the day and year first above written.

MIXTV LTD.

By:/s/ Haim Cario and /s/ Shimon Citron

Title:___________________________

PLAYTECH SOFTWARE LIMITED

By: /s/ Mor Weizer and /s/ Guy Enoch

We the undersigned, holding all of the share capital of Seller (as defined above), hereby acknowledge, agree and accept the terms of this Agreement, and shall be unconditionally and irrevocably liable, jointly and severally with
Seller, for the representations and warranties given by Seller herein and for the full performance of all of Seller's and Seller Affiliates' undertakings and covenants under this Agreement, including without limitation the full and complete sale and transfer of the Purchased Assets to Buyer, and confidentiality and non-compete obligations.

_____________________                                    _______________________
Win Gaming Media Inc.                                             Zone4Play Inc.
(a Nevada Corporation)                                  (a Delaware Corporation)

By: /s/ Shimon Citron and /s/ Adiv Baruch         By: /s/ Shimon Citron and /s/ Adiv Baruch

Title: ________________             Title: ___________________

                                     - 13 -

SCHEDULE 1.12
                                PURCHASED ASSETS

MIXTV HARDWARE ASSETS (DEVELOPMENT & QA PURPOSES)

Hardware is aprox. 4 years old

------------------- ------------------------------------------------------------
      UNITS         ITEM
------------------- ------------------------------------------------------------
        4           cabinet (42u)
------------------- ------------------------------------------------------------
        2           ups
------------------- ------------------------------------------------------------
        1           ups battery
------------------- ------------------------------------------------------------
        20          switch
------------------- ------------------------------------------------------------
        35          server (1u)
------------------- ------------------------------------------------------------
        4           server (2u)
------------------- ------------------------------------------------------------
        3           server (4u)
------------------- ------------------------------------------------------------
        2           server (tower)
------------------- ------------------------------------------------------------
        1           PDU
------------------- ------------------------------------------------------------
        1           MiXTV Director hardware kit + spare parts
------------------- ------------------------------------------------------------

                                     - 14 -

                                BROADCAST GAMING
                                   TECHNOLOGY

--------------------------------------------------------------------------------

This document is strictly confidential and is not to be distributed or reproduced in any form or by any means without the expressed written consent of an authorized officer of NetFun Ltd. or it's appointed representative.

THIS PRELIMINARY MATERIAL IS NOT, AND SHOULD NOT BE AN OFFER TO SELL OR
SOLICITATION OF AN OFFER TO PURCHASE ANY SECURITIES. IT HAS BEEN PREPARED FOR
THE SOLE PURPOSE OF DETERMINING WHETHER YOU HAVE AN INTEREST IN RECEIVING
ADDITIONAL INFORMATION FOR CONSIDERATION.

--------------------------------------------------------------------------------

                                     - 15 -

--------------------------------------------------------------------------------
CONTENTS
--------------------------------------------------------------------------------

1. INTRODUCTION                              18

2. ARCHITECTURE

   2.1. OVERVIEW                             19

   2.2. DEPENDENCIES                         23

3. COMPONENTS                                24

   3.1. SMS INFRASTRUCTURE PROVIDER          24

   3.2. MIXTV ENTERTAINMENT SERVER           26

   3.3. MIXTV DIRECTOR                       30

   3.4. ZONE GAMING ENGINE

4. APPENDICES

                                     - 16 -

--------------------------------------------------------------------------------
ABBREVIATIONS
--------------------------------------------------------------------------------

2D              - 2 Dimensional
3D              - 3 Dimensional
HTTP            - HyperText Transfer Protocol
HTML            - Hyper-Text Messaging Language
IVR             - Interactive Voice Response
J2ME            - Java 2 Micro Edition
LAN             - Local Area Network
MMS             - Multimedia Messaging Service
NTSC            - National Television System Committee
ODBC            - Open Data Base Connection
PAL             - Phase Alternating Line
RGB             - Red, Green and Blue
SDI             - Serial Digital Interface
SMS             - Short Message Service
SMSC            - SMS Service Center
SNMP            - Simple Network Management Protocol
STB             - Set-Top Box
TCP/IP          - Transmission Control Protocol over Internet Protocol
WAP             - Wireless Application Protocol
Y/C             - Luminance / Chrominance

                                     - 17 -

--------------------------------------------------------------------------------
14.  1. Introduction
--------------------------------------------------------------------------------

MiXTV brings the success of telephony interactive voice response, mobile messaging, on-line interactivity and the wide spread virtual betting arena to the linear TV and the Broadband TV space. It provides an end-to-end solution for broadcasters and broadband TV providers who wish to engage their audiences in
Mass Multi-Player games over linear broadcast television and interactive live TV shows on Analog, Digital, Terrestrial, Cable, Satellite TV networks, and Web broadband TV using the telephony device as means for a return path and web applications to interact with the show.

Focusing on TV gambling shows and applications, MiXTV enables TV producers, broadcasters and gambling operators to broadcast gaming applications with full telephony and web messaging interactivity. It offers compelling, rich media, betting, gaming and pay per play skill games incorporated into original formats or played out under a TV channel brand, with support of full screen fully-automated interactive formats and/or interactive overlays on live TV shows. Mass audiences at home can easily interact and communicate with the broadcast gaming application using the WEB, SMS, WAP, J2ME, and IVR - while each player can see their response on the TV screen in Real-Time.

MiXTV facilitates the combination of live/pre-recorded gambling programming on linear TV and broadband TV with viewers' real-time interaction, thus equipping broadcasters, producers and gambling operators with a powerful acquisition tool to entice the audience while introducing a completely new medium for gambling.
Using professional real-time broadcast graphics engine, MiXTV supports all broadcast standards, including broadband streaming and linear TV broadcast standards including SDI, analogue YuV and composite signals on both PAL and
NTSC. True integration of Fill and Key signals through downstream mixer or keyer, and easy interface to broadcast scheduling system, allows rapid roll of formats and games.

                                     - 18 -

--------------------------------------------------------------------------------
15.  2.1 Technology
--------------------------------------------------------------------------------

     15.1. Overview

          MiXTV's technology is a Patent Pending suite of software and hardware to deliver mass-multi-player interactive gambling applications. It is smoothly implanted into the existing infrastructure of broadcasters control room, telecommunication operator's network and gambling operators BackOffice.

          MiXTV technology comprises of two major components:

               o    Mix TV Entertainment Server is a multi-platform game session server, which enables the delivery of enhanced, interactive
                    TV across multiple communication barriers, it processes and analyzes all data before broadcast.

               o    Mix TV Director is responsible for injecting the interactive stream to the appropriate application then generates
                    broadcast quality signals

          MiXTV Entertainment Server handles the applications' logic and the aggregation of multiple feeds from multiple sources (such as SMS centers, MMS relays, WAP, WEB, MMS, IVR and XML). MiX Entertainment
          Server links feeds to their respective applications to create interactive TV shows. The application output is broadcasted through
          MiXTV Director and can be easily manipulated and changed with the
          "MiXTV SDK", an XHTML based script language allowing script level programmers to changes quickly complex TV applications.

          MiXTV Director is responsible to convert the output of MiX
          Entertainment Server into a broadcast quality video stream, it enables easy to use management of interactive TV application broadcast. It controls what is meant to be broadcasted whether it's a live show or pre-recorded one. It offers full control over interactive TV applications play-lists and schedules.

                                     - 19 -

15.2. Interaction Flow

❶
❷
❸
❹
MiXTV Director
SMS WAP
IVR
WEB
Mobile Apps.
MiXTV Entertainment Server
Click PLACE BETS to confirm

                                     - 20 -

15.3. Broadcast Stream

                                     - 21 -

15.4. Architecture

BUILT ON A MODULAR, COMPLEXITY FREE, DISTRIBUTED SYSTEM, THAT WAS PUT IN PLACE
TO STREAM LINE THE OPERATION OF A FULL SOLUTION FOR ENABLING GAMING APPLICATIONS
WITH INTERACTION DELIVERED BY WEB, SMS, WAP, J2ME, AND IVR FOR BOTH THE
BROADCASTER AND THE LICENSED GAMING OPERATOR.

SMS / IVR Broker
SMS / IVR Infrastructure
WEB / Mobile
Applications
Internet
Internet
Hosting Facility
MiXTV Entertainment Server
Gaming Engine
Internet
3rd Party
Back Office + Customer Service
Internet
Broadcaster / uplink
MiXTV Director
LAN
Automated Broadcast System

                                     - 22 -

15.5. Dependencies

     o    Linux RedHat Advanced Server OS

     o    Internet connection, minimum of 2mbit/s standard ADSL connection, with contention ratio of 20:1. Dedicated public IP.

     o    Cellular operator throughput and latency

     o    SMS broker throughput and latency

     o    IVR broker throughput and latency

     o    Broadcast video quality video stream and alpha key

     o    Broadband video latency & buffering

     o    3rd party account management

     o    3rd party back office

                                     - 23 -

--------------------------------------------------------------------------------
16.  Components
--------------------------------------------------------------------------------

     16.1. SMS Infrastructure Provider

          16.1.1. Introduction

     The SMS infrastructre provider is responsible to aggregate all text SMS sent by end players interacting with the broadcasted fixed odds game, and to deliver all received messages to MiXTV Entertainment Server.

          It provides robust connection for high volume throughputs to different cellular operators messaging centers, thus, allowing end users to interact and send messages through a single number regardless of their cellular carrier network. The SMS infrastructure provider, having financial settlement with all carriers, is also responsible for handling and managing all end users billing of premium and non premium
          SMS interactions.

Cellular Operators
Orange
Virgin
3
T-Mobile
Vodafone
O2
SMS Infrastructure
Secured Internet
MiXTV Entertainment Server

                                     - 24 -

          16.1.2. Two Way SMS

     Using two messaging allows to have connections to lots of mobile phones simultaneously. There are two different types of messages - Mobile
     Originated (MO) message which is the player response to the TV betting application, and Mobile Terminated (MT) message, which is sent to the player in respect to their MO.

               16.1.2.1.

               16.1.2.2.

               16.1.2.3.

               16.1.2.4.

                                     - 25 -

     16.2. MiXTV Entertainment Server

          16.2.1. Introduction

          MiXTV Entertainment Server is a generic messaging platform for gaming and community based applications. Its goal is to provide means of messages processing using various business logics. It provides an end-to-end solution to various types of betting and interaction services, either as full frame format or super imposed on existing progarmme, is designed to naturally adjust the type and quantity of information exchanged to existing communication device, optimizing reach-ability and availability.

          The server is session state distributed software, binary driven architecture, it enables the distribution of application logic throughout the server to support redundancy, performance, integrity, high availability and scaleable environment. Every part may be installed on a different machine to satisfy network security needs as well as load balancing and high availability.

          MiXTV Entertainment Server enables interactive betting applications across multiple platforms and communication systems; it incorporates broadcast TV, mobile messaging data - SMS, MMS, J2ME, WAP -
          conventional telephony - IVR - and the Internet to be brought together as a whole and run from a single environment.

                                     - 26 -

          16.2.2. Architecture

                                     - 27 -

          16.2.3. Key Features

               o    Seamless connection interface to communication networks.
                    Examples are SMS, WAP, WEB, J2ME, MMS and conventional
                    telephony (IVR).

               o    Session state management between players, their
                    communication devices and the services/applications they are interacting with.

               o    Full synchronization of diverse media while supporting mass interactions by players - in a real time mode.

               o    An immediate, `always on' channel through which players can respond or receive messages

               o    High degree of connectivity to external interfaces

               o    Scalable and robust platform for processing high volume
                    traffic, support of up to 500 messages per second in a
                    single transport layer

               o    Open architecture to easily interface new bearers and
                    broadcaster systems

               o    Fully redundant, Raid mirror

          16.2.4. Security Framework

          Security framework uses an ACL architecture similar to Windows NT. An access control entry allows or denies a player or a group access to game capabilities in service resolution. The set of actions for player in a game include sending and receiving messages and accessing service data such as the collection of current players. The security token is a 32bit value in which every bit represents an allowed action. A security token is associated with a player-game or a group-game pair to form an Access Control Entry (ACE). The collection of all ACEs for a game forms the service's Access Control List (ACL).

          16.2.5. Adaptor

          An Adaptor interfaces with the corresponding gateway using an appropriate protocol, and a unified XML-based protocol is used to interface with the MiXTV Entertainment Server. Each adaptor implements message queue, message priority and cache mechanism.

          SMS - The SMS Adaptor provides support for SMS messaging platform. The
          Adaptor interfaces with SMS infrastructure provider, it is responsible for MO and MT message to support high throughputs and on the other hand to manage different billing profiles.

                                     - 28 -

          WEB - The Web Adaptor provides support for Web-based messaging clients. It is it is build on ISAPI extension for an IIS Web Server, message tunneling is being implemented to act as a "Firewall Friendly"
          application thus achieving better server throughputs.

          WAP - In many aspects, the WAP Adaptor is similar to the Web Adaptor described above, major difference relies on encapsulated functionality in WML pages, message push is implemented for WAP 1.2 protocol, and
          WML page refreshing for current version.

          IVR - Based on XML protocol over HTTP, all telephony responses received by the IVR infrastructure provider are converted to MiXTV
          Server unified protocol, IVR infrastructure provider is responsible to provide telephony ports, thus freeing the adaptor to handle vast throughputs.

          16.2.6. Application Redirector

          Application redirector is responsible to redirect input data to corresponding Betting Application and output data to the corresponding adaptor and client device. Important note: not always input and output device are the same, sometimes MiXTV Server gets input data from, let say, SMS adaptor and transfer particular for this request output data to video streaming adaptor.

                                     - 29 -

     16.3. MiXTV Director

          16.3.1. Introduction

          MiXTV Director, located in the up-link or switcher hub, is responsible for converting the TV betting responses into a video stream. The real-time conversion maintains the TV gaming experience; for example, when a player interacts with the TV betting application, it causes the graphic changes to be immediately reflected on their TV-set.

          It supports all video standards in broadcast quality stream. It outputs Fill and Key video signals to connect to broadcaster's downstream mixer or keyer, thus allowing games to be broadcasted either in full frame format or super imposed on existing programme.

          MiXTV Control application enables the delivery of interactive gaming applications in different formats to all TV players, it provides easy integration and displaying of interactive TV betting applications, it controls what segment of the game is meant to appear on TV whether it's a live gaming show or pre-recorded one, it offers full manual control over scene play-lists, also allowing seamless connection to auto broadcast scheduler system.

          MiXTV Entertainment Server is solely responsible for processing the interactive gaming data, thus enabling full separation of gaming logics from visual implementation. MiXTV Director can support multiple different game visuals to represent the same player interactive responses.

                                     - 30 -

          16.3.2. Architecture

                                     - 31 -

          16.3.3. Game Video Formats

          FULL SCREEN - game format is fully covering the video frame, in this mode Key video signal is irrelevant. Games are opaque in 3:4 or 16:9 aspect ratio.

          ENHANCED TV - games are super imposed on existing programme, covering part of the video frames. Super imposed layers support different levels of opacity to reveal the programme broadcasted in the background.

          LIVE STUDIO / DVE - connected to a mixer with DVE features, MiXTV
          Control application provides full control on the positioning of the gaming layer, on the other hand when broadcasted live to air, Control application provides essential cueing features via a simple interface.

          MODERATION - MiXTV Director provides an easy interface to manually control text message flow. Moderation can be operated from a remote application from within a remote site.

          16.3.4. Key Features

          MiXTV Control application supports a wide set of features to control the behavior of the interactive TV applications.

               o    Delivery of interactive TV gaming applications to all
                    analogue and digital broadcast TV

               o    Seamless connectivity to the broadcaster control room

               o    Enable the TV producer to define what and when to broadcast gaming segments by either using broadcaster's scheduler or by manual control

               o    Outputs 3:4 or 16:9 anemographic aspect ratio video

               o    Support of multiple game segments categorized by program

               o    Game specific configuration and settings

               o    Rapid and cost effective production of gaming application
                    visuals

                                     - 32 -

          16.3.5. Hardware Features

          MiXTV Director uses the latest 128-bit two-channel memory bus graphics engine, with 256 MB GDDR RAM and 16 GB/sec Memory Bandwidth to offer pc generated graphics to Analogue and SDI601 (digital format) video, all in broadcast quality

               o    High performance graphics engine with 2D/3D/MPEG2 and OpenGL support

               o    32-bit color rendering at video frame-rate with error free single color key overlay

               o    Dynamic branching in pixel and vertex processors and vertex texture fetch, support fill rate and texture fetch speed at
                    4 gigatexel/sec

               o    Composite, Y/C, RGB, YPbPr and SDI 601 digital video formats

               o    Downstream fill and Alpha channel support

               o    Fail bypass support

--------------------------------------------------------------------------------
VIDEO OUTPUT (FILL AND KEY)
--------------------------------------------------------------------------------
Composite                                       NTSC: 483 active lines, PAL: 576
                                                active lines
----------------------------------------------- --------------------------------
SDI 601
----------------------------------------------- --------------------------------
Y/C                                             S-VHS
----------------------------------------------- --------------------------------
Y, R-Y, B-Y                                     Beta Cam Levels (sync on Y or
                                                sync on separate wire)
----------------------------------------------- --------------------------------
RGB                                             10000
--------------------------------------------------------------------------------
GENLOCK / TIME REFERENCE
--------------------------------------------------------------------------------

     o    HORIZONTAL PHASE

          Used to tune signal's base to an
          external genlock

     o    X & Y OFFSET                          Digital or Analog

          Signal offset on TV monitor

     o    HORIZONTAL & VERTICAL BLANKING

--------------------------------------------------------------------------------
FILTERS
--------------------------------------------------------------------------------
     o    FLICKER

          Controls the flicker reduction of
          output signal

     o    LUMA

          Fine control of output signal colors
----------------------------------------------- --------------------------------

                                     - 33 -

--------------------------------------------------------------------------------
TRANSPARENCY
--------------------------------------------------------------------------------
the combination of the fader levels and of
the fade type of the main fader can produce
any transparency combination
--------------------------------------------------------------------------------
FAIL BYPASS
--------------------------------------------------------------------------------
Background input replacement can be set to:
video, blank or color bars
--------------------------------------------------------------------------------
VIDEO SYSTEM
--------------------------------------------------------------------------------
Standard                                        NTSC, PAL
----------------------------------------------- --------------------------------
Aspect Ratio (anemographic)                     4:3 or 16:9
--------------------------------------------------------------------------------
AUDIO
--------------------------------------------------------------------------------
Type                                            Analog
----------------------------------------------- --------------------------------
Left/Right                                      Load Balanced
----------------------------------------------- --------------------------------
Amplification                                   Line Level
----------------------------------------------- --------------------------------
Mixing                                          Analog
----------------------------------------------- --------------------------------

----------------------------------------------- --------------------------------

                                     - 34 -

          16.3.6. Deployment #1

MiXTV Director
Automatic Broadcast System
LAN
MiXTV Control
Video Graphic Engine
Key & Fill
Broadcaster Downstream Keyer / Mixer

                                     - 35 -

          Deployment #2

                                     - 36 -

     16.4. ES Gaming

          16.4.1. Introduction

          Responsible for game management and game logics, it also serves as a seamless gateway to third party gaming operator platforms. The unique server architecture provides generation of betting game events according to scheduler events like in sports betting events. MiXTV's
          Entertainment Server integrated RNG utilizes true random RNG, it also supports connecting to remote game engines and RNGs'.

          By interfacing to ES Gaming third party banking and account management platform integration is made simple and effective. Communication between servers is accomplished by secured and/or encrypted internet protocols. MiXTV's Entertainment Server does not store data on player nor their banking balance; it rather connects to 3rd party gaming operator back office.

          MiXTV's Entertainment Server connects to 3rd party back office to

               LOGIN - to authenticate the player with the corresponding
               Backoffice

               BET PLACEMENT - for every player bet, the server queries the bookmaker's platform for debiting player wager

               PAY OUTS - after winning number drawn, a pay out request of player win sum is send to bookmaker's platform for crediting player's account

               GAME RESULTS - each game drawn numbers are sent to bookmaker's platform for customer services purposes.

                                     - 37 -

SCHEDULE 3.2

                                ESCROW AGREEMENT

[Attached]

                                     - 38 -

SCHEDULE 5.1

                                    EMPLOYEES

------------------- ------------------------------------------ -----------------
NAME                TITLE                                      KEY EMPLOYEE
------------------- ------------------------------------------ -----------------
Haim Cario          CEO                                                *
------------------- ------------------------------------------ -----------------
Kobi Nayman         R&D Manager                                        *
------------------- ------------------------------------------ -----------------
Samuel Miller       Producer
------------------- ------------------------------------------ -----------------
Andrey Yevsyukov    IT & System Manager DBA, Chief Architect           *
------------------- ------------------------------------------ -----------------
Dario Cohen         Creative Director, Designer
------------------- ------------------------------------------ -----------------
Paul Deek           Director C++ programmer
------------------- ------------------------------------------ -----------------
Avraham Tsalik      ES Programmer
------------------- ------------------------------------------ -----------------
Rami Dakka          Back office/ES/Web programmer
------------------- ------------------------------------------ -----------------
Shai Markevitch     Interactive TV/ WEB/ Multimedia programmer
------------------- ------------------------------------------ -----------------
Anya Sheinberg      QA
------------------- ------------------------------------------ -----------------

------------------- ------------------------------------------ -----------------

                                     - 39 -

SCHEDULE 6.1.1A

                                BOARD RESOLUTION

[Attached]

                                     - 40 -

SCHEDULE 6.1.1B

                             SHAREHOLDERS RESOLUTION

[Attached]

                                     - 41 -

SCHEDULE 6.1.5

                             COMPLIANCE CERTIFICATE

This certificate (this "CERTIFICATE") is given pursuant to Section 6.1.5 of the
Intellectual Property and Technology Purchase Agreement (the "AGREEMENT"), dated
July 31, 2008, by and between MixTV Ltd. (the "COMPANY"), a company organized under the laws of the State of Israel, and Playtech Software Limited, a company organized under the laws of the British Virgin Islands. Any capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement.

The undersigned, being the duly appointed Director of the Company, hereby certifies in his capacity as such and in the name and on behalf of the Company as follows:

     1. All representations and warranties made by the Company in Section 8 of the Agreement are true and correct as of the date hereof.

     2. All covenants, agreements and conditions contained in the Agreement to be performed by the Company on or prior to the Closing have been performed or complied with in all material respects, as of the date hereof.

IN WITNESS WHEREOF, the undersigned has signed his name to this Certificate this
31st day of July, 2008.

                                           MixTV Ltd.

                                           ______________________
                                           [SIGNATURE]

                                           Name: ______________________

                                           Title: Director

                                     - 42 -

                                ESCROW AGREEMENT

     ESCROW AGREEMENT (the "AGREEMENT"), dated as of August 6, 2008, by and among (i) MixTV Ltd. (the "COMPANY"), a company organized under the laws of the
State of Israel ("SELLER"), on the one part, and Playtech Software Limited, a company organized under the laws of the British Virgin Islands ("BUYER") and
(iii) Abramovich Trust Company Ltd., a company incorporated under the laws of the sate of Israel, company number 513131060 the registered office of which is at 65 Yigal Alon St., Tel Aviv, Israel as Escrow Agent (the "ESCROW AGENT").

                              W I T N E S S E T H :

     WHEREAS, Buyer and Seller signed an Asset Purchase Agreement (the "ASSET
PURCHASE AGREEMENT") dated July , 2008; and

     WHEREAS, Buyer and Seller agree that the consideration which shall be paid to Seller upon the terms and conditions set forth in the Asset Purchase
Agreement, will be paid to the Escrow Agent according to the terms and conditions of this agreement; and

     WHEREAS, Buyer and Seller desire that the Escrow Agent hold and release the
Escrow Cash Deposit (as defined below), and the Escrow Agent is willing to do so, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

1.   APPOINTMENT OF ESCROW AGENT.

     The Escrow Agent is hereby constituted and appointed as escrow agent hereunder.

2.   ESCROW CASH DEPOSIT.

     According to the terms and conditions in the Asset Purchase Agreement Buyer shall deliver to the Escrow Agent, an amount in cash equal to US$ 500,000
     ("CASH ESCROW DEPOSIT"), to be held by the Escrow Agent in accordance with the terms of this Agreement. The Escrow Agent hereby agrees to act with respect to the Cash Escrow Deposit as hereinafter set forth. The Cash
     Escrow Deposit will be retained by the Escrow Agent for safekeeping pursuant to the terms hereof. The Cash Escrow Deposit shall be delivered by wire to a designated bank account of the Escrow Agent, as follows:

     Account No.: 350634

     Account Name: Abramovich Trust Company

     Bank: Bank Hapoalim

     Branch No.: 780

3.   ESCROW AMOUNTS.

     The Cash Escrow Deposit amounts and any benefits of any interest or other income earned thereon (collectively, the "ESCROW AMOUNTS" or "Escrow
     Funds"), shall be held by the Escrow Agent in accordance with the terms of this Agreement.

4.   POSSIBLE ESCROW WITHDRAWAL

     4.1. The Escrow amount shall be used to satisfy under the terms listed in this section 4, to the extent possible, any loss, liability, deficiency, damage, expense or cost (including reasonable legal expenses), whether or not actually incurred or paid (collectively
          "LOSSES"), which Buyer, its subsidiaries, and each of their respective officers, directors, employees, agents and shareholders ("PROTECTED
          PARTIES") may suffer, sustain or become subject to, as a result of (i)
          any misrepresentation or breach of warranties of Seller contained in the Asset Purchase Agreement, the Ancillary Agreements (as defined therein) or in any exhibits, schedules, certificates or other documents delivered or to be delivered by or on behalf of Seller, pursuant to the terms of the Asset Purchase Agreement or otherwise referenced or incorporated therein (collectively, the "Related
          Documents"), (ii) any breach of, or failure to perform, any covenant or agreement of Seller contained in the Asset Purchase Agreement or any of the Related Documents, including the full and complete transfer and assignment of the Purchased Assets (as defined therein) to Buyer,
          (iii) if Buyer or any Protected Party is made a defendant in or party to any action or proceeding, judicial or administrative, instituted by any third party - also for the liability and the costs and expenses arising out of such actions or proceedings, or (iv) any amount due to
          Buyer pursuant to the Asset Purchase Agreement.

     4.2. In the event that any of the events listed in section 4.1 materialize,
          Buyer shall promptly inform Seller and the Escrow Agent, (the "INITIAL
          NOTICE") and provide Seller and Escrow Agent with a copy of the evidence for any such event. Such Initial Notice shall state the amount of payment required to be paid from the Escrow Funds by a
          Protected Party (the "CLAIM AMOUNT").

     4.3. In the event that within 5 Business Days of the receipt of the Initial
          Notice by the Escrow Agent, Escrow Agent receives a notice from Seller
          ("SELLER'S RESPONSE") stating that (a) it objects to the payment of such Claim Amount, (b) it intends to actively and diligently defend such claim, then Escrow Agent shall retain the Claim Amount and treat it in accordance with Section 4.4 below, and the Escrow Agent shall release the remaining Escrow Funds to Seller on the Release Date. In the event that the Escrow Agent does not receive Seller's Response within such 5-Business Day period, Escrow Agent shall, within 2
          Business Days thereafter pay the required Claim Amount to the Buyer.
          Nothing herein shall prevent Buyer from issuing more than one Initial
          Notices. A "Business Day" in this Agreement shall mean any day except
          Friday and Saturday and public holidays in Israel.

     4.4. In the event that the Escrow Agent receives a Seller's Response in accordance with Section 4.3, the Escrow Agent shall retain the Claim
          Amount, and release it within 2 Business Days after the earlier of, and in accordance with, the following:

          4.4.1. Written instructions to the Escrow Agent signed by both the
               Buyer and the Seller; or

          4.4.2. A court order by the relevant judicial authority.

     4.5. Escrow Agent shall notify in writing each of Buyer and Seller upon the release or payment of any Escrow Funds in accordance with this Section
          4.

     4.6. Notwithstanding the above, the Escrow Agent shall be under no duty to inquire into or investigate the validity or accuracy of any document provided under this Section 4, and may rely and shall be protected in acting or refraining from acting upon any written instructions or notices furnished to it hereunder and believed by it to be genuine and to have been signed and presented by the proper party or parties.

5.   AUTOMATIC RELEASE OF ESCROW AMOUNTS.

     If no Initial Notice was received by Escrow Agent at or prior to 3 months after the Closing Date (as defined in the Asset Purchase Agreement), the
     Escrow Agent shall, within 2 Business Days thereafter, deliver to Seller all the Escrow Amounts held by it on such date (the "RELEASE DATE").

6.   RELEASE PROCEDURE.

     Release of cash amounts shall be made by a wire transfer, to the bank account of the party entitled to receive such payment. The Escrow Agent shall, promptly after each release or disbursement of the Escrow Funds set forth herein, deliver to Seller and Buyer a notice setting forth the aggregate amount of the Escrow Funds so released or disbursed to Seller or
     Buyer and the balance of the Escrow Funds as of such date.

7.   TRANSFERABILITY.

     Except as expressly set forth in this Agreement, the interest of Seller,
     Buyer or the Escrow Agent in the Escrow Amounts shall not be assignable or transferable, other than by operation of law, The Escrow Amounts shall be held as a trust fund and no party hereto shall pledge, grant a lien or other security interest, grant an option or otherwise encumber his interests in the Escrow Amounts. Any assignment, transfer or encumbrance of an interest in the Escrow Amounts in violation of this Section 7 shall be void.

8.   NO CREDITOR RIGHTS.

     Buyer and Seller shall be entitled to payments from the Escrow Funds solely in accordance with the terms hereof. No creditor of Buyer or Seller will have any rights in or to the Escrow Funds so long as they remain subject to the terms of this Agreement.

9.   TERMINATION.

     This Agreement shall terminate upon release, in accordance with the provisions hereof, of all Escrow Amounts.

10.  MATTERS RELATING TO THE ESCROW AGENT.

     10.1. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Agreement. Unless otherwise determined in this
          Agreement, the Escrow Agent shall not be bound by any notice of a claim, or demand with respect thereto, or any waiver, modification, amendment, termination, cancellation, or revision of this Agreement, unless it is in writing and signed by Seller and Buyer, and received by the Escrow Agent, and, if the Escrow Agent's duties as Escrow Agent hereunder are affected, unless the Escrow Agent shall have given its prior written consent thereto.

     10.2. The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written instructions or notices furnished to it hereunder and believed by it to be genuine and to have been signed and presented by the proper party or parties. The Escrow
          Agent shall be under no duty to inquire into or investigate the validity or accuracy of any such document. The Escrow Agent shall be under no duty to solicit any funds that may be deliverable to it under the terms of this Agreement. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be required to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing jointly by Seller and Buyer or by a final non-appealable order by a court of competent jurisdiction.

     10.3. The Escrow Agent will not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the rights and powers conferred upon it by this Agreement (other than actions or inactions in bad faith or for its gross negligence or willful misconduct), and may consult with outside counsel of its own choice and will be fully protected for any action taken by it hereunder in good faith and in accordance with the written opinion of such counsel.

     10.4. The Escrow Agent may resign by giving written notice of such resignation to Seller and Buyer specifying a date (not less than 30 days after the giving of such notice) when such resignation shall take effect; provided, however, that such resignation shall not become effective until a successor escrow agent shall have been appointed and shall have accepted such appointment in writing and all Escrow Amounts held in escrow pursuant to this Agreement has been transferred to such successor escrow agent. Promptly after such notice, Seller and Buyer will, by mutual agreement, appoint a successor escrow agent, such successor escrow agent to hold the Escrow Amounts upon the resignation date specified in such notice. If a successor escrow agent is not appointed within 30 days after written notice of resignation by the
          Escrow Agent is received by Seller and Buyer, such Escrow Agent shall have the right to petition any court of competent jurisdiction for the appointment of a successor escrow agent.

     10.5. Seller and Buyer may by mutual agreement at any time substitute a new escrow agent(s) by giving 15 days' notice thereof to the Escrow Agent then acting. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives delivery of all Escrow
          Amounts held in escrow pursuant to this Agreement. Upon the request of
          Seller and Buyer, Escrow Agent shall promptly transfer all Escrow
          Amounts held by it in escrow pursuant to this Agreement.

     10.6. Buyer and Seller, jointly and severally, agree to indemnify the
          Escrow Agent and its shareholders, directors, officers, agents and employees for, and to hold them harmless as to any liability, claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, incurred by them by reason of, or relating to, their having accepted such appointment or in carrying out the terms and their duties hereof, other than as incurred by reason of the Escrow Agent's gross negligence, bad faith or willful misconduct.

11.  NOTICES.

     All notices, certificates, requests, claims, demands and other communications required or permitted to be given hereunder shall be in writing and will be delivered by hand or faxed or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and will be deemed given on the earlier of (a) the date of actual receipt, or (b) three Business Days after being so mailed (one Business Day in the case of overnight courier service and one Business Day following facsimile transmission with receipt confirmation). All such notices, requests, claims, demands and other communications will be addressed as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice in accordance with this Section
     11:

          (a)  If to Buyer:

               Playtech Software Limited
               Trident Chambers
               PO Box 146
               Road Town, Tortola
               British Virgin Islands
               Email:

               With a copy to:

               Ori Rosen & Co., Law Offices
               1 Azrieli Center (Round Building)
               Tel Aviv 67021
               Tel: 972-3-607-4700
               Fax: 972-3-607-47

          (b)  If to Seller:

               MixTV Ltd

               With a copy to:

               Abramovich - Izardel and Co .Law office
               65 Igal Alon St
               Tel Aviv 67443
               Israel
               Attn: Avi Abramovich, Adv.

          (c)  If to the Escrow Agent:

               Abramovich Trust Company
               65 Igal Alon St.
               Tel Aviv 67443
               Israel

12.  GOVERNING LAW; CONSENT TO JURISDICTION.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Israel without regard to conflict of law principles thereof. Each of the parties to this Agreement hereby irrevocably and unconditionally submits, for itself and its assets and properties, to the exclusive jurisdiction of the competent courts of the Tel Aviv-Jaffa
     District, in any action or proceeding arising out of or relating to this
     Agreement or the transactions contemplated hereby, or for recognition or enforcement of any judgment relating thereto. Each of the parties to this
     Agreement hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties to this Agreement hereby irrevocably consents to service of process in the manner provided for notices in Section 11. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

13.  ENTIRE AGREEMENT.

     This Agreement constitutes the entire agreement between all the parties with respect to the Cash Escrow Deposit subject matter hereof and this
     Agreement supersedes all prior negotiations, agreements and understandings of the parties of any nature, whether oral or written, relating thereto;
     expect that, as among Buyer and Seller, nothing herein amends the tax liabilities and tax obligations of either of them, as previously agreed between them or the agreements in which they are contained.

14.  AMENDMENTS.

     No amendment or modification of the terms of this Agreement shall be binding or effective unless expressed in writing and signed by Seller,
     Buyer and the Escrow Agent. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators and permitted assigns.

15.  WAIVERS.

     As between Buyer and Seller, each of Buyer and Seller agree to and hereby mutually release and forever discharge the other party and its respective heirs, successors and assigns, from all claims, demands, damages, costs, expenses, liens, actions or causes of action, whether known or unknown, growing out of or in any way related to the Payment or the subject matter of this Agreement (whether in contract, tort, equity or otherwise), except for obligations required to be performed under this Agreement after the date hereof.

     Whether or not the Cash Escrow Deposit is released to Seller or returned to
     Buyer or paid to a third party in accordance with this Agreement, Buyer and
     Seller agree between themselves, that the transfer of the Escrow Funds from
     Buyer to the Escrow Agent in accordance with the terms hereof represents full, complete and unconditional payment, settlement, accord and satisfaction of any and all obligations of Buyer to Seller arising out of or otherwise relating to the Asset Purchase Agreement.

16.  COUNTERPARTS.

     This Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. All signatures of the parties to this Agreement may be transmitted by facsimile and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

17.  SEVERABILITY.

     If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

                          - Signature Page to Follow -

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Playtech Software Limited                   MixTV Ltd

By:                                         By:
-------------------------------             ------------------
Name:                                       Name:
Title:                                      Title:

Abramovich Trust Company Ltd.

By:
-------------------------------
Name:
Title: